UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2008

NuStar GP Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2330 North Loop 1604 West San Antonio, Texas		78248
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 918-2000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2008, the board of directors of NuStar GP Holdings, LLC (“NuStar Holdings”) approved both (i) the termination of the Administration Agreement, dated July 16, 2006, between NuStar Holdings and NuStar GP, LLC (“GP, LLC”) (the “Administration Agreement”) and (ii) the adoption of a Services Agreement, effective January 1, 2008, between GP, LLC and NuStar Energy L.P. (“NuStar Energy”) (the “Services Agreement”). All employees providing services to both NuStar Holdings and NuStar Energy are employed by GP, LLC, a wholly owned subsidiary of NuStar Holdings and the general partner of Riverwalk Logistics, L.P., the general partner of NuStar Energy.

Under the former Administration Agreement, NuStar Holdings had agreed to pay annual charges of $500,000 to GP, LLC in return for GP, LLC’s provision of all executive management, accounting, legal, cash management, corporate finance and other administrative services to NuStar Holdings. NuStar Holdings had also agreed to reimburse GP, LLC for all direct public company costs and any other direct costs, such as outside legal and accounting fees, that GP, LLC incurred while providing services to NuStar Holdings pursuant to the Administration Agreement.

In connection with the termination of the Administration Agreement, NuStar Energy and GP, LLC entered into a new Services Agreement, effective as of January 1, 2008. The new Services Agreement provides that GP, LLC will furnish all services necessary for the conduct of the business of NuStar Energy and NuStar Energy will reimburse GP, LLC for all payroll and related benefits costs, including pension and unit based compensation costs, other than the expenses allocated to NuStar Holdings (the “Holdco Administrative Services Expense”).

For the fiscal year 2008, the Holdco Administrative Services Expense will be equal to $750,000, plus 1.0% of GP, LLC’s domestic bonus and unit compensation expense for the 2008 fiscal year. For the 2009 fiscal year and each fiscal year thereafter, the Holdco Administrative Services Expense is equal to $1.1 million (as adjusted), plus 1.0% of GP, LLC’s domestic bonus and unit compensation expense. The Holdco Administrative Services Expense is subject to adjustment (a) by an annual amount equal to GP, LLC’s annual merit increase percentage for the most recently completed contract year and (b) for changed levels of services due to expansion of operations through, among other things, expansion of operations, acquisitions or the construction of new businesses or assets.

The Services Agreement will terminate on December 31, 2012, with automatic two-year renewals unless terminated by either party on six months’ written notice.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR GP HOLDINGS, LLC

Date: April 24, 2008	By:	/s/ Amy L. Perry
	Name:	Amy L. Perry
	Title:	Assistant Secretary